UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 20, 2015

WALKER INNOVATION INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT 06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2015, Walker Innovation Inc. (the “Company”) entered into an Engagement Agreement (the “Engagement Agreement”) with Walker Digital, LLC (“Walker Digital”), its controlling stockholder, regarding the provision of software development and consulting services. The initial work order received by the Company under the Engagement Agreement is with respect to a prototype project involving a Fortune 500 insurance company that previously retained Walker Digital to design and develop viable new business models. The business prototype to be developed has an approved budget of approximately $3.0 million to be funded through late 2016 as services are provided and operational milestones are achieved. An initial payment of $1.0 million is due to the Company in connection with the execution of the Engagement Agreement. The Company will recognize fee income as prototyping services are provided.

The foregoing summary does not purport to be a complete description of the rights and obligations of the parties to the Engagement Agreement and the Work Order, each of which is incorporated herein by reference and filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Engagement Agreement between Walker Innovation Inc. and Walker Digital, LLC, dated as of August 20, 2015

10.2	Work Order dated as of August 20, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2015

WALKER INNOVATION INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO

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